                                 EXHIBIT 99(F)

                 THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
          OF SIRIUS INSURANCE HOLDING SWEDEN AB AS OF AND FOR THE YEAR
                            ENDED DECEMBER 31, 2003

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders in Sirius Insurance Holding Sweden AB

We have audited the accompanying consolidated balance sheet of Sirius Insurance Holding Sweden AB (the "Company") as of December 31, 2003 and the related consolidated statement of income, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sirius Insurance Holding Sweden AB as of December 31, 2003 and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ PricewaterhouseCoopers AB





Stockholm, Sweden
June 28, 2004

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                           Consolidated Balance Sheet
                               December 31, 2003
                          (In thousand Swedish krona)

ASSETS

    INVESTMENTS
         Fixed maturities available for sale at fair value
           (amortized cost 10,170,403)                                       10,142,792
         Equity securities trading at fair value (cost 1,841,263)             1,694,393
         Investments in limited partnerships                                    639,277
         Short term investments                                                 273,362
                                                                       -----------------
    TOTAL INVESTMENTS                                                        12,749,824

         Cash and cash equivalents                                            1,251,529
         Accrued investment income                                              174,991
         Premium and other receivables                                        1,277,151
         Reinsurance recoverable on paid and unpaid losses
           and loss adjustment expenses                                       2,103,979
         Prepaid reinsurance premiums                                           516,106
         Funds held by reinsured companies                                    6,541,696
         Deferred acquisition costs                                             189,309
         Property and equipment                                                  65,041
         Goodwill                                                               520,071
         Other assets                                                            73,525
                                                                       -----------------
TOTAL ASSETS                                                                 25,463,222
                                                                       =================


SEE ACCOMPANYING NOTES

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                           Consolidated Balance Sheet
                               December 31, 2003
                          (In thousand Swedish krona)

LIABILITIES

       Unpaid losses and loss adjustment expenses                               12,021,864
       Reserve for unallocated loss adjustment expenses                            152,472
       Reserve for structured contracts                                          4,095,116
       Unearned premiums                                                         1,610,159
       Ceded premiums payable                                                       80,237
       Reinsurance payable on losses and loss adjustment expenses                  618,565
       Accounts payable and accrued liabilities                                    124,897
       Amounts withheld for account of others                                       54,401
       Funds withheld on reinsurance treaties                                      178,517
       Deferred tax liabilities                                                  2,074,663
       Payable to affiliates                                                       328,141
       Other liabilities                                                           107,382
                                                                            ---------------
      TOTAL LIABILITIES                                                         21,446,414

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
       Common Stock (par value SEK 100 per share, authorized,
         issued and outstanding 1,000 shares)                                          100
       Retained earnings                                                         3,351,933
       Accumulated other comprehensive income                                      664,775
                                                                            ---------------
      TOTAL STOCKHOLDER'S EQUITY                                                 4,016,808

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                      25,463,222
                                                                            ===============


SEE ACCOMPANYING NOTES.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                        Consolidated Statement of Income
                                January 1, 2003 -
                               December 31, 2003
                           (In thousand Swedish krona)

REVENUES

   Premiums written                                                                5,732,066
   Premiums ceded                                                                 -1,587,675
                                                                              ---------------
   Net Premiums earned                                                             4,144,391

   Net investment income                                                             804,763
   Net realized investment gains                                                      92,744
   Net unrealized gains on trading securities                                        375,298
                                                                              ---------------
   TOTAL REVENUES                                                                  5,417,196

EXPENSES
   Loss and loss adjustment expenses                                              -3,535,773
   Commission and brokerage fees                                                    -825,949
   Increase in deferred acquisition cost                                               1,788
   General expenses                                                                 -467,926
                                                                              ---------------
   TOTAL EXPENSES                                                                 -4,827,860
                                                                              ---------------

   INCOME BEFORE INCOME TAX EXPENSE                                                  589,336
                                                                              ---------------

   Income tax expense                                                                246,060
                                                                              ---------------

   NET INCOME                                                                        343,276
                                                                              ===============


SEE ACCOMPANYING NOTES.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
            Consolidated Statement of Changes in Stockholder's Equity
                                December 31, 2003
                           (In thousand Swedish krona)

                                         COMMON STOCK      RETAINED      ACCUMULATED  TOTAL STOCK-    COMPRE-
                                                           EARNINGS    OTHER COMPRE-      HOLDER'S   HENSIVE
                                                                      HENSIVE INCOME        EQUITY    INCOME
                                         --------------------------------------------------------------------
BALANCE JANUARY 1, 2003                           100     5,290,327          735,997   6,026,424
Comprehensive income
   Net income                                               343,276                      343,276     343,276
   Other comprehensive income:
      Net unrealized losses on
        investments (net of tax)                                             -29,948     -29,948
      Foreign currency translation
        adjustment (net of tax)                                              -41,274     -41,274
                                         ---------------------------------------------------------- ---------
   TOTAL OTHER COMPREHENSIVE INCOME                                          -71,222                 -71,222

                                         ---------------------------------------------------------- ---------
TOTAL COMPREHENSIVE INCOME                                                                           272,054
   Dividend paid including group
   contribution                                          -2,281,670                   -2,281,670
                                         ---------------------------------------------------------- ---------
BALANCE DECEMBER 31, 2003                         100     3,351,933          664,775   4,016,808     272,054
                                         ====================================================================



SEE ACCOMPANYING NOTES.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                      Consolidated Statement of Cash Flows
                               January 1, 2003 -
                                December 31, 2003
                           (In thousand Swedish krona)


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                               343,276
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation of fixed assets and amortization of intangibles                              16,207
Amortization of premium & discount on fixed maturities                                    85,159
Net realized investment gains                                                            -92,744
Unrealized gains on trading securities                                                  -375,298
Proceeds from sales of trading securities                                              2,496,313
Purchases of trading securities                                                       -2,527,893
Change in short term investments                                                        -266,770
Change in accrued investment income                                                        9,297
Change in premium and other receivables                                                  290,772
Change in provision for bad debts                                                         81,531
Change in reinsurance recoverable on paid and unpaid losses and LAE                       12,262
Change in prepaid reinsurance premiums                                                    75,889
Change in funds held by reinsured companies                                            2,158,076
Change in deferred acquisition costs                                                     -21,053
Change in other assets                                                                    49,574
Change in unpaid losses and LAE                                                       -1,474,452
Change in reserve for structured contracts                                              -328,342
Change in unearned premiums                                                              158,885
Change in ceded premiums payable                                                           6,421
Change in reinsurance payables on losses and LAE                                        -399,227
Change accounts payables and acrued liabilities                                          -27,410
Change in amounts held for the account of others                                          28,073
Change in funds withheld on reinsurance treaties                                         -25,557
Change in net deferred taxes                                                             101,300
Change in employment benfit plans                                                          8,862
Change in balances due to/from affiliates                                                 -9,900
Change in other liabilities                                                              107,383
                                                                                   --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                480,634


CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of fixed maturities                                               20,782,604
Purchases of fixed maturities                                                        -20,333,137
Proceeds from sales of limited partnerships                                              127,017
Purchases of limited partnerships                                                        -21,237
Purchases of property and equipment                                                      -40,798
Disposal of businesses                                                                        82
                                                                                   --------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                                514,531

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid and repayment of capital contribution                                   -2,047,000
Group contributions paid                                                                -110,514
Loans proceeds                                                                         1,451,080
Loan repayment                                                                        -1,451,080
                                                                                   --------------
NET CASH USED IN FINANCING ACTIVITIES                                                 -2,157,514


Net decrease in cash and cash equivalents                                             -1,162,349
Cash and cash equivalents, beginning of year                                           2,648,338
Changes in cash and cash equiv. due to changes in foreign exchange rates                -234,460
                                                                                   --------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                 1,251,529
                                                                                   ==============


Interest Paid (net of amounts capitalized)                                               313,253

Income taxes paid                                                                         72,630

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



1. ORGANIZATION

ABB Insurance Holding Sweden AB (subsequently renamed Sirius Insurance Holding Sweden AB) (the "Company") is a wholly owned subsidiary of ABB Holding AG, Switzerland, which is ultimately owned by ABB Ltd., Switzerland ("ABB"). On January 15, 2003, the Company acquired Sirius International Insurance Corporation ("Sirius International") from the previous owner ABB Financial Services AB by permission of the Swedish Financial Supervisory Authority.

The Company was incorporated on November 13, 2002 under the laws of Sweden. The Company did not conduct any business prior to the acquisition of Sirius International and Sirius Ruckversicherungs Service GmbH (Sirius Ruck). The accompanying Consolidated Financial Statements includes the accounts for Sirius Ruck and Sirius International and its subsidiaries, Sirius America Insurance Company ("Sirius America"), Scandinavian Reinsurance Company Ltd ("Scandinavian Re") and Sirius Belgium Reassurances S.A., ("Sirius Belgium") (collectively called the Sirius Group). In August 2003, Sirius International sold its participation of Tre Kronor Kapital AB to ABB AB, Sweden. Sirius International writes business outside Sweden through its various branch offices located in London, Zurich, Singapore, Labuan and Liege. The operations in Germany are conducted through the agency, Sirius Ruck.

During 2001, a voluntary liquidation of Sirius Reassurances Belgium S.A., Liege, Belgium was commenced, as the company is no longer in active operation. The liquidation is expected to be finalized in the next two to three years.

Effective December 9, 2003, ABB entered into a sale and purchase agreement to sell all its shares of the Company to the White Mountains Insurance Group Ltd.

On April 16, 2004 all the shares in The Company were acquired by Fund American Holdings AB, in accordance with the sale and purchase agreement signed December 9, 2003.

In order to reorganise the new group Sirius International acquired Fund American Reinsurance AB from a subsidiary of White Mountains, Folksamerica Reinsurance Company, on May 5th. Sirius International's subsidiary Sirius America was sold to Folksamerica Reinsurance Company on April 16.

ACQUISITION AND DISPOSAL
On January 15, 2003 the Company acquired the Sirius Group for a consideration of 411,700. In August 2003 Tre Kronor Kapital AB was sold to ABB, Sweden for consideration of 82. At the time of the sale the Company did not conduct any business.

In accordance with Statement of Financial Accounting Standards No. 141, ("SFAS No. 141"), Business Combinations, the Company accounted for its acquisition of the Sirius Group from another company under common control, similar to the pooling method. As such, the results of operations for the year ended December 31, 2003 are reported as though the acquisition had occurred at the beginning of the period. Similarly, the Company has presented the balance sheet (beginning equity) and other financial information as of January 1, 2003 as though the assets and liabilities had been transferred at that date.

NATURE OF OPERATIONS
The Company's insurance and reinsurance activities are conducted through the Sirius Group. Sirius International, which is the parent company of the Sirius Group, was established in 1989. Insurance operations, however, commenced in 1945, in the Sirius Insurance Company Ltd. The reinsurance activities were transferred to Sirius International in 1989. Sirius International has been the parent company of the Sirius Group since 1992.

The Company's gross premium is written in Europe (30%), North America (61%), Asia (6%), and other countries (3%). Sirius America accounted for 30% of the gross premium written, which represents program business written in the United States of America through various program managers and general agents. Sirius International writes reinsurance and commercial insurance and is licensed to write all classes of non-life reinsurance and underwrites a global portfolio of treaty and facultative business on proportional and non-proportional bases. The excess of loss account represents a very important and growing part of the reinsurance portfolio, where the main focus is on catastrophe business. The majority of the reinsurance assumed is from foreign companies. Sirius International's portfolio also consists of a large accident and health business.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



Throughout the fourth quarter 2003 Sirius International was also operating in certain insurance markets, especially Financial Risks. Since the autumn 2003 Financial Risks ceased writing new business.

Scandinavian Re wrote a variety of finite risk reinsurance programs such as surplus relief, prospective aggregate covers, funded excess of loss covers and loss portfolio transfers. In January 2002, Scandinavian Re ceased assuming new or renewal business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The significant accounting policies followed by the Company are summarized below:

PRINCIPLES OF CONSOLIDATION
All intercompany accounts and transactions have been eliminated and all subsidiaries have been included in the consolidation.

USE OF ESTIMATES
The Consolidated Financial Statements include amounts based on informed estimates and judgments of management for those transactions that are not yet complete or for which the ultimate effects cannot be precisely determined. Such estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PREMIUMS
Premiums are generally earned on a daily pro-rata basis over the terms of the policies. Unearned premiums represent the portion of premiums written, which is applicable to the unexpired risks under contract in force. Written and earned premiums which have not yet been reported to the Company are estimated and accrued.

To the extent that the Company's contracts permit a retrospective charge to the ceding company for additional premiums, such premiums are accrued as premiums receivable based on experience under the contract and income is recognised over the lifetime of the contract.

LIABILITIES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
The liability for losses and loss adjustment expenses (LAE) includes estimates of unpaid claims, losses and LAE and an estimate for losses incurred but not reported (IBNR) at the balance sheet date. The Company records liabilities for unpaid claims, losses, and related LAE based upon management's best estimate of aggregate case-by-case basis estimates for losses reported and estimates received from ceding reinsurers. Reserves for IBNR are established using various statistical and actuarial techniques reflecting historical patterns of development of paid and reported losses adjusted for current trends.

The Company's analysis of the reasonableness of loss or LAE reserve estimates includes an analysis of the amount of variability in the estimate. The Company develops its estimate considering a range of reserve estimates bounded by a high and a low estimate. The high and low ends of the range do not correspond to an absolute best-and-worst case scenario of ultimate settlements because such estimates may be the result of unlikely assumptions.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



Management's best estimate therefore does not include the set of all possible outcomes but only those outcomes that are considered reasonable. Those estimates are subject to the effects of trends in loss severity and frequency, and considerable variability is inherent in such estimates. The estimates are regularly reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

The Company records its liability for losses net of anticipated salvage and subrogation recoveries. Salvage and subrogation received and changes in estimates of future recoveries are recorded in current year underwriting results.

DEFERRED ACQUISITION COSTS
Policy acquisition costs, consisting of commissions and certain other underwriting expenses, that vary with and are primarily related to the production of new business are deferred and amortized over the contract periods in which the related premiums are earned. The amortization during 2003 amounted to 195,011.

CEDED REINSURANCE
Ceded reinsurance premiums, losses recoverable, and LAE recoverable are accounted for on a basis consistent with the accounting for the original policies issued and the terms of the reinsurance contracts. All assets and liabilities related to reinsurance ceded contracts are reported on a gross basis in the Consolidated Balance Sheet. The Consolidated Statement of Income reports premiums, benefits and settlement expenses net of reinsurance ceded.

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured business. The Company evaluates and monitors the financial condition of reinsurers to minimize exposure to significant losses from reinsurer insolvencies.

RESERVE FOR STRUCTURED CONTRACTS
The reserve for structured contracts represents deposit liabilities for reinsurance contracts that do not satisfy the conditions for reinsurance accounting established in SFAS 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" (hereafter referred to as structured contracts).

For insurance and reinsurance contracts that transfer only significant timing risk or that transfer neither significant timing risk nor significant underwriting risk, the amount of the deposit asset or liability is adjusted at the balance sheet date by calculating the effective yield on the deposit to reflect actual payments to date and expected future payments. Changes in the carrying amount of the deposit are reported as a component of investment income. Fees related to these contracts are recorded as investment income and are earned using the effective yield method or evenly over the life of the contract dependent upon contract terms.

FUNDS HELD BY REINSURED COMPANIES
Under the terms of certain assumed reinsurance agreements, both risk bearing and non-risk bearing, the ceding insurer retains a portion of the premium to provide security against future loss payments. The funds withheld are generally invested by the ceding insurer and earn interest credits, recorded by the Company as investment income, that become additional funds withheld.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



INVESTMENTS
Short-term investments are those with a maturity of greater than three months but less than one year from date of purchase. Short-term investments are recorded at cost, which approximates fair value.

Fixed maturity investments are classified as "available-for-sale" and are carried at fair value, based on quoted market prices, with the difference between amortized cost and fair value, net of effect of taxes, included as a separate component of "accumulated other comprehensive income". Equity securities are classified as "trading securities" and are carried at fair value, based on quoted market prices, with the change in fair value included in the net unrealized investment gains and losses in the Consolidated Statement of Income. Equity securities include listed shares, public equity funds and hedge funds. Investments in limited partnerships, which mainly consist of private equity funds, are accounted for under the equity method. Investment income is recorded when earned and includes accrual of discount or amortization of premium on fixed maturities.

Realized investment gains and losses on the sale of investments are determined on the specific identification method, with the exception for the equity portfolio in Sirius International where the average cost method is used, and are included in the accompanying Consolidated Statement of Income.

The Company regularly evaluates the fair value of its investments to determine whether a decline in fair value below the amortized cost basis is other-than-temporary. If the fair value is judged to be other-than-temporary, the amortized cost of the individual security is written-down to fair value as the new cost basis, and the amount of the write-down is included as realized investment loss in the period in which the determination of other-than-temporary impairment is made.

DERIVATIVES
The Company is exposed to the movements of a large number of currencies in relation to Swedish krona. Currency forward contracts are used to reduce this exposure and to deal with the cash flow in various currencies. Interest rate futures are employed to spread interest rate risks over the full yield curve. In addition, stock index futures and stock futures are used to hedge the risk in stock prices.

Currency risk, interest rate risk and stock price risk are measured and evaluated continuously by the Company's investment managers, as well as by the Company, to ensure that risk limits are not exceeded. All derivatives mentioned above are marked to market and recorded on the Consolidated Balance Sheet at fair value with changes in fair value reported in earnings.

GOODWILL
The Company records goodwill arising from the acquisition of its reporting subsidiaries in the balance sheet. Annually, the Company performs a review and tests for impairment of goodwill under SFAS 142 "Goodwill and Other Intangible Assets". This guideline requires that potential impairments are identified by comparing the fair value of each reporting unit to its carrying amount, including goodwill. Goodwill is not considered impaired as long as the fair value of the unit is greater than its carrying value. There were no changes between December 31, 2002 and December 31,2003.

INCOME TAXES
Taxes are calculated individually for each company in accordance with the tax rules in the respective countries. Current taxes also include non-deductible withholding taxes on dividend income. The foreign branches are taxed individually on their results in their respective countries.

In Sweden, Sirius International is taxable for its total income, inclusive of the results from foreign branches. When the company pays taxes in Sweden on overseas income, a tax credit allowance is granted for the taxes paid abroad to avoid double taxation.

Deferred income tax assets and liabilities are recognized for the expected future tax effects attributable to temporary differences between the financial reporting and tax bases of assets and liabilities, based on enacted tax rates and other provisions of tax law. The effect of a change in tax laws or rates is recognized in net income in the period in which such change is enacted.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



TRANSLATION OF FOREIGN CURRENCIES
The functional currency of the Company is the Swedish krona. The national currencies of the subsidiaries are their functional currencies since their business is primarily transacted in such local currency. In translating the financial statements of those subsidiaries whose functional currency is other than the Swedish krona, assets and liabilities are converted into Swedish krona using the exchange rate in effect at the balance sheet date, and revenues and expenses are converted using the average exchange rates for the period. Related translation adjustments are reported as a separate component of Accumulated Other Comprehensive Income.

Assets and liabilities relating to foreign operations are translated into the functional currency using current exchange rates; revenues and expenses are translated into the functional currency using the exchange rate of the transaction day. The resulting exchange gain and losses are included in the Consolidated Statement of Income and amounts to a loss of 98,165. The following rates of exchange for Swedish krona have been used for the most significant operations:

                    CURRENCY           OPENING RATE 2003   CLOSING RATE 2003
                    ---------------------------------------------------------
                    U.S. dollar                     8.78                7.26
                    Euro                            9.15                9.07
                    Pound sterling                 14.08               12.88

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost less accumulated depreciation and amortization. Property represent office space utilized by Sirius International in Belgium, which is amortized using the straight line method over 20 years and retreat facilities in Sweden for the use of employees, which is amortized using the straight-line method over 50 years. Fixed assets include machinery, equipment and office furniture and are depreciated using the straight-line method over 5 years.

External direct and incremental costs of 37,440 incurred in developing or obtaining computer software for internal use were capitalized for the year ended December 31, 2003. These costs are presented in property and equipment and are being amortized using the straight-line method over their estimated useful lives, generally three years.

CASH AND CASH EQUIVALENTS
For purposes of reporting cash flows, cash consists of amounts held at banks, cash in money market accounts and time deposits with original maturities of three months or less.

SHORT-TERM INVESTMENTS
The carrying value of short-term investments, which are included under this caption, approximates the fair value due to the short maturities of these investments.

RECENT ACCOUNTING PRONOUNCEMENTS
In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which addresses consolidation issues surrounding special purpose entities and certain other entities, collectively termed variable interest entities ("VIE"), to which the usual condition for consolidation does not apply. A VIE is an entity in which the equity investors do not have the characteristics of a controlling interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Under FIN 46, the primary beneficiary of a VIE is required to consolidate the VIE in its financial statements. The primary beneficiary is the entity that has a variable interest that will absorb the majority of the VIE's expected losses or receive a majority of the entity's expected residual returns or both.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



FIN 46 was effective immediately for new VIEs established or purchased subsequent to January 31, 2003. For VIEs entered into prior to February 1, 2003, additional disclosure requirements were effective for financial statements issued after January 31, 2003.

On December 24, 2003, the FASB published a revision to FIN-46, ("FIN 46R") deferring the effective date for applying the provisions of FIN 46. Under FIN 46R, a nonpublic entity with an interest in an entity that is subject to this Interpretation and that is created after December 31, 2003, must apply the Interpretation to that entity immediately, and to all other entities by the beginning of the first annual period ending after December 15, 2004. The Company has not identified any interests in VIEs which it would be required to consolidate under FIN 46.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No.
150), which requires an issuer of mandatorily redeemable financial instruments to classify such instruments as a liability and to measure such liability at its present value using the rate implicit at the inception of the contract. In addition, all future dividends paid to holders of those instruments, are to be reported as interest expense. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

For financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption, transition is achieved by reporting the difference between the measurement of liability upon adoption and the previous carrying value as the cumulative effective of a change in accounting principle. At present, the Company has not issued any such instruments.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. This interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 clarifies the requirements of SFAS No. 5, ACCOUNTING FOR CONTINGENCIES, (SFAS 5) relating to guarantees. In general, FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability, or equity security of the guaranteed party.

Certain guarantee contracts are excluded from both the disclosure and recognition requirements of this interpretation, including, among others, guarantees relating to employee compensation, residual value guarantees under capital lease arrangements, commercial letters of credit, loan commitments, subordinated interests in a special purpose entity, and guarantees of a company's own future performance. Other guarantees are subject to the disclosure requirements of FIN 45 but not to the recognition provisions and include, among others, a guarantee accounted for as a derivative instrument under SFAS 133, a parent's guarantee of debt owed to a third party by its subsidiary or vice versa, and a guarantee which is based on performance not price.

The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. As of December 31, 2003 the Company has not issued any significant guarantees. The adoption of FIN 45 did not have a material impact.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



3. INVESTMENTS

At December 31, 2003 all of the Company's fixed maturities are investment grade. The Company is not exposed to any significant concentrations of credit risk within the fixed maturity portfolio. Approximately 89% of this portfolio is invested in securities with an S&P rating of AA or better.

The amortized cost and fair value of fixed maturities and the cost and fair value of equity securities at December 31, 2003 were as follows:

                                                                             GROSS                GROSS
                                                        AMORTIZED        UNREALIZED          UNREALIZED
                                                     COST OR COST             GAINS              LOSSES         FAIR VALUE
                                               ----------------------------------------------------------------------------
Fixed maturities

Swedish Government                                      3,464,507             6,616             -34,343          3,436,780
Swedish mortgage institutions                           1,016,532            11,651                 -11          1,028,172
Foreign governments                                     5,054,344            15,857             -33,469          5,036,732
Other foreign issuers                                     403,113             8,594              -2,987            408,720
Mortgage-backed securities                                231,907               481                   0            232,388
                                               ----------------------------------------------------------------------------
Total fixed maturities                                 10,170,403            43,199             -70,810         10,142,792
Equity securities                                       1,841,263           126,007            -272,877          1,694,393
                                               ----------------------------------------------------------------------------
TOTAL FIXED MATURITIES AND EQUITY SECURITIES           12,011,666           169,206            -343,687         11,837,185
                                               ============================================================================

At December 31, 2003, fixed maturities and cash and short-term investments carried at 207,925, were on deposit with regulatory authorities as required by law. At December 31, 2003, none of the fixed maturities has had a fair value below cost for more than six months.

The amortized cost and fair value of fixed maturities at December 31, 2003 by contractual maturity were as follows:

                                                                           AMORTIZED                FAIR
                                                                                COST               VALUE
                                                                         --------------------------------
Due in one year or less                                                    2,975,462           2,978,563
Due after one year through five years                                      4,752,061           4,752,691
Due after five years through ten years                                     1,454,010           1,441,746
Due after ten years                                                          756,963             737,403
                                                                         --------------------------------
                                                                           9,938,496           9,910,403

Mortgage-backed securities                                                   231,907             232,389
                                                                         --------------------------------
TOTAL                                                                     10,170,403          10,142,792
                                                                         ================================


The expected maturities in the forgoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay the obligation with or without call or prepayment penalties.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



The analysis of the net unrealized appreciation or depreciation on available for sale investments contained in "accumulated other comprehensive income", December 31, 2003 were as follows:

Fixed maturities
   Gross unrealized gains                                                              43,198
   Gross unrealized losses                                                            -70,810
                                                                                --------------
                                                                                      -27,612

   Deferred income tax liability                                                      -11,399
                                                                                --------------
NET UNREALIZED LOSS                                                                   -39,011
                                                                                ==============


The changes in unrealized gains or losses of fixed maturities during the year were as follows:

Change in unrealized gains or losses of fixed maturities                             -176,522
Deferred income tax                                                                    31,469
                                                                                --------------
TOTAL                                                                                -145,053
                                                                                ==============


The changes in reclassification of accounting in equity securities during the year were as follows:

Reclassification of accounting for gain/loss in equity securities                     115,766
Deferred income tax                                                                      -661
                                                                                --------------
TOTAL                                                                                 115,105
                                                                                ==============


The sources of net investment income for the year ended December 31, 2003 :

Fixed maturities                                                                      636,630
Equity securities                                                                      34,302
Income from limited partnerships                                                       61,343
Income from deposit accounting contracts and other                                    306,945
Provision for investment loss in securities LUC                                      -101,067
                                                                                --------------
GROSS INVESTMENT INCOME                                                               938,153

Less: investment expenses                                                            -133,390
                                                                                --------------
NET INVESTMENT INCOME                                                                 804,763
                                                                                ==============


Realized investment gains and losses for the year ended December 31, 2003 were as follows:

Gross realized investment gains
   Fixed maturities                                                                   130,282
   Equity securities                                                                  277,435
                                                                                --------------
                                                                                      407,717

Gross realized investment losses
   Fixed maturities                                                                   -44,282
   Equity securities                                                                 -270,691
                                                                                --------------
                                                                                     -314,973

                                                                                --------------
NET REALIZED INVESTMENT GAINS                                                          92,744
                                                                                ==============

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



4. PROPERTY AND EQUIPMENT

Property and equipment, net of accumulated depreciation, as of December 31, 2003 was as follows:

                                                        PROPERTY      FIXED ASSETS         CAPITALIZED              TOTAL
                                                                                              SOFTWARE
                                                 -------------------------------------------------------------------------
Cost                                                      21,616            79,931              53,253            154,800
Accumulated depreciation and amortization                 -8,626           -65,320             -15,813            -89,759
                                                 -------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, NET                               12,990            14,611              37,440             65,041
                                                 =========================================================================

Depreciation and amortization of property and equipment aggregated approximately 16,207, during the year ended December 31, 2003.


5. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

A reconciliation of the beginning and ending liability for unpaid losses and LAE, net of reinsurance recoverable, and a reconciliation of the net liability to the corresponding liability on a gross basis for the year ended December 31, 2003 was as follows

Gross liability, beginning of year                         15,868,979
Reinsurance recoverable, beginning of year                  2,545,625
                                                        --------------
NET LIABILITY, BEGINNING OF YEAR                           13,323,354

Net incurred losses and LAE related to:
Current year                                                1,505,087
Prior years                                                 2,030,685
                                                        --------------
                                                            3,535,772

Net payments for losses and LAE related to :
Current year                                                  206,138
Prior years                                                 4,901,949
                                                        --------------
                                                            5,108,087

Currency revaluation effect                                -1,820,820
                                                        --------------
NET LIABILITY, END OF YEAR                                  9,930,219

Reinsurance recoverable, end of year                        2,091,645

                                                        --------------
GROSS LIABILITY, END OF YEAR                               12,021,864
                                                        ==============

During 2003, the Company experienced overall unfavorable development of 2,030,685 in relation to prior years reserve. Scandinavian Re adverse development of 1,357,096 accounted for the majority of the unfavorable development. Scandinavian Re earned additional revenues of 687,622 as a results of adverse development on certain contracts. The adverse development is attributable to revised actuarial assessments based on current data, and to additional losses reported by cedants on certain contracts.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



Sirius International adverse development on prior years liabilities amount to 654,871. Late reporting on some accident & health contracts is the main contributing factor. The bulk of this increase has been mitigated by additional premiums. In addition, various losses on commutations within the discontinued Film Financing area impacted the loss incurred on prior years contracts.

At December 31, 2003, the claims and claim adjustment expense reserves net of reinsurance recoveries included 71,500 for asbestos and environmental-related claims. The Company's exposure to asbestos and environmental claims arise principally from general liability insurance contracts. Establishing reserves for asbestos and environmental claims is subject to greater uncertainties than those presented by other types of claims. Among the complications are lack of historical data, long reporting delays, uncertainty as to the number and identity of insurers with potential exposure, and unresolved legal issues regarding policy coverage and the extent and timing of any such contractual liability.

The legal issues concerning the interpretation of various insurance policy provisions and whether asbestos and environmental losses are or were ever intended to be covered are complex. Courts have reached different and sometimes inconsistent conclusions as to when the loss occurred and what policies provided coverage; what claims are covered; whether there is an insured obligation to defend; how policy limits are determined; how policy exclusions are applied and interpreted; and whether clean-up costs are covered as insured property damage.

Based on the foregoing, reserves for asbestos and environmental claims cannot be estimated with traditional loss reserving techniques. Loss reserves including IBNR have been established when sufficient information has been developed to indicate the exposure of a specific insurance policy. The Company estimates the impact of these exposures by establishing case basis reserves on all known losses and LAE and by computing IBNR losses based on previous experience.

Due to the uncertainties set forth above, additional liabilities may arise for amounts in excess of the current related reserves. These additional amounts, or a range of these additional amounts cannot be reasonably estimated and could result in liability in excess of these reserves, however, the Company does not believe these amounts could be material to the Company's consolidated operating results and financial condition in future periods.

During the year the Company and its subsidiaries commuted several significant contracts. Sirius International commuted several acceptances within the discontinued Film Financing area, which resulted in a negative underwriting result of approxemately 65,000. In addition, in order to further reduce the exposure on asbestos and pollution claims several old contracts were commuted with predominately UK cedants. The accumulated negative impact was approximately 14,000.

During 2003 Scandinavian Re commuted or novated a number of contracts. The net positive underwriting results for those contracts included in the Consolidated Statement of Income is 196,742. Included in paid losses is the amount of 1,898,991 in respect of these contracts. The commutation of three contracts with one cedant is significant and resulted in positive underwriting results for the year on those contracts of 216,105. Paid losses for the year on those contracts amounted to 1,504,218.

During 2003, Scandinavian Re also settled a dispute with a brokerage firm. The Company received a settlement payment of 52,659. The amount is recorded as a reduction of losses and LAE.

For the September 11, 2001 events the Company incurred a gross loss of approximately US $110 million and a net loss of US $48 million. There has been no reason for any significant changes to these estimates since 2001.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



6. CEDED REINSURANCE

In the ordinary course of business, the Company uses retrocessional agreement to reduce its exposure to risk of loss on reinsurance assumed and direct business. The Company is also a member of various pools and associations.

Reinsurance arrangements consist of facultative reinsurance, treaty reinsurance, catastrophe reinsurance and aggregate excess of loss reinsurance. These agreements provide for recovery of a portion of losses and LAE.

Ceded reinsurance contracts do not relieve the Company of its primary obligation to the policyholders. The Company remains liable to the extent that the retrocessionaire do not fulfill their obligations assumed under these agreements. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk on an ongoing basis.

At December 31, 2003, the Company had concentrations of credit risk associated with reinsurance recoverables and prepaid reinsurance premiums amounting to 2,103,979. The following retrocessionaries represent an aggregate unsecured recoverable with third party reinsurers in excess of 3% of the Company's surplus as of December 31, 2003:

                                                      REINSURER AGGREGATE
                                                                LIABILITY
                                                     ---------------------
- ACE PROPERTY AND CASUALTY INSURANCE COMPANY                     212,696
- ODYSSEY AMERICA REINSURANCE CORPORATION                         163,023
- PARTNER REINSURANCE COMPANY                                     143,654

An allowance for uncollectable receivables and recoverable unpaid losses has been provided for of 193,126 for the Company, whereof Sirius International represents 178,920 and Sirius America 14,206 respectively.

7. PREMIUMS

Assumed, ceded and net amounts for the year ended December 31, 2003 is as follows:

Direct premiums written                                         2,681,327
Reinsurance assumed                                             2,893,843
Reinsurance ceded                                              -1,496,768
                                                     ---------------------
NET PREMIUMS WRITTEN                                            4,078,402
                                                     =====================

Direct premiums earned                                          2,754,687
Reinsurance assumed                                             2,977,379
Reinsurance ceded                                              -1,587,675
                                                     ---------------------
NET PREMIUMS EARNED                                             4,144,391
                                                     =====================

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



8. COMPREHENSIVE INCOME

The components of comprehensive income, net of related tax, for the year ended December 31, 2003, were as follows:

Net Income                                                       343,276
Other comprehensive income beginning of the
  Year 2003

Other comprehensive income during year:
Net unrealized losses on investments
  (net of tax of -30,808)                                        -29,948

Foreign currency translation losses
  (net of tax -41,274)                                           -41,274
                                                     --------------------
COMPREHENSIVE INCOME                                             272,054
                                                     ====================


9. FEDERAL AND FOREIGN INCOME TAXES

Income tax receivable amounts to 19,923 on December 31, 2003.
Income tax expense (credit) consisted of the following components at December 31, 2003:

Current tax
         Sweden                                                      502
         Foreign                                                  74,364
                                                     --------------------
                                                                  74,866
Deferred tax (credit)
         Sweden                                                  175,673
         Foreign                                                  -4,479
                                                     --------------------
                                                                 171,194

                                                     --------------------
TOTAL                                                            246,060
                                                     ====================

The provision for federal and foreign income tax gives effect to permanent differences between income for financial reporting purposes and taxable income. Accordingly, the effective income tax rate is different than the statutory federal corporate tax rate. The reasons for the different effective tax rates were as follows:

Income before taxes                                              589,336

Tax at statutory federal income tax rate (28%)                   165,014

Tax rate difference on foreign income                              8,734
Write down of previously recognized
  deferred tax assets                                            140,557
Other, net                                                       -68,245
                                                     --------------------
INCOME TAX EXPENSE                                               246,060
                                                     ====================

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



Tax payments of 72,630 were made during the year. The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities at December 31, 2003 were as follows:

Deferred income tax assets
         Unpaid claims and claim expenses                         53,240
         Allowance for uncollectible accounts                     19,431
         Unearned premiums                                        25,401
         Furniture and equipment                                      80
         Tax credit carry forward                                146,286
         Less: valuation allowance                              -140,557
                                                     --------------------
         TOTAL                                                   103,881

Deferred income tax liabilities
         Deferred acquisition costs                              -31,510
         Unrealized gains on investments                         -91,460
         Deferred tax on untaxed reserves - Sweden            -2,036,617
         Other, net                                              -18,957
                                                     --------------------
         TOTAL                                                -2,178,544

                                                     --------------------
NET DEFERRED TAX LIABILITY                                    -2,074,663
                                                     ====================

A valuation allowance is established if it is more likely than not that a portion of the deferred tax asset will not be realized. Due to changes in the tax legislation in Sweden, meaning that losses has to be recovered within one year, the conclusion is that the Company will not be able to utilize the tax asset emanating from Scandavian Re and a valuation allowance has been provided for it.


10. EMPLOYEE BENEFIT PLANS

The Company operates several pension plans in accordance with the local regulations and practices. These plans cover all companies' employees and provide benefits to employees during the year 2003 in event of death, disability or retirement. Contribution and other expenses amounted to 17,762.

Employees of the Company in Belgium, Bermuda, Sweden, United Kingdom and United States of America are eligible to participate in defined contribution (DC) plans sponsored by the Company, called Sirius Group Insurance, Scandinavian Re Pension Plan, Sirius Re Pension Plan and CEO Plans, Sirius Group Personal Pension and Sirius America 401 (k) Plan, respectively. Employees in Singapore are eligible to participate in the state Central Provident Fund. The contribution percentages by employees and by the Company vary by plan from 1.5%-60% by employees and 4.5%-36% by the Company. Employee contributions are 100% vested at all times. The matching contributions by the Company are typically vested at 100% after two years of participation. Contributions and administrative expenses for 2003 amounted to 17,081 and all have been vested as per December 31, 2003. Most employees of Sweden are covered by a DC pension plan sponsored by the Company. The percentage of the contribution varies from 5-36% of salary.

Certain employees in Sweden are also eligible to participate in a defined benefit plan sponsored by the Company, called BTB Plan. Employees in Germany are covered by defined benefit (DB) pension plans sponsored by the Company called Sirius Ruck Service GmbH Pension Plan. Contributions and administrative expenses during 2003 were not significant. Certain employees in Switzerland are eligible to participate in one of the defined benefit plans sponsored by the Company called ABB Pension Fund and ABB Supplementary Insurance Plan. The benefit obligation by the Company for these plans is not material to the financial position of the Company.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



11. LEASES

The Company occupies office facilities under various non-cancelable lease agreements that expire at various dates; such leases are generally renewed or replaced by other leases. In addition, the Company leases data processing, office and transportation equipment. All leases are operating leases.

Rent expense for the year ended December 31, 2003 was 34,157.

At December 31, 2003, future minimum rental payments required under non-cancelable operating leases were as follows:

Years Ending December 31

             2004                             28,677
             2005                             28,628
             2006                             28,054
             2007                             19,318
             2008                             15,252
             2009 and after                   26,459
                                    -----------------
             TOTAL                           146,388
                                    =================

12. COMMITMENTS AND CONTINGENT LIABILITIES

In the ordinary course of business the Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the Company's results of operations or financial position.

At year-end 2003, Scandinavian Re was involved in arbitration proceedings with a number of cedants regarding either disputes over the terms of various contracts, or alleged fraudulent misrepresentation of information during the underwriting process.

These financial statements reflect management's opinion of the expected outcomes of the individual arbitration proceedings. However, there is uncertainty surrounding the outcome of these disputes and there is no assurance that final results will be as expected. Management has estimated that if the disputes were adjudicated in favour of the respective cedants, then the company would need to increase net liabilities.

Scandinavian Re is involved, as defendant, in litigation brought by the liquidator of a group of Dutch companies, for one of which the company once provided a `rent a captive' solution. The liquidator is seeking a judicial finding that in the event that claims are submitted for the subject business of the disputed rent a captive relationship, the company will be liable to indemnify those claims.

Scandinavian Re has denied liability under the subject arrangement, and management is of the opinion that the action has no merit and will ultimately fail. It is not possible to quantify the ultimate liability should the plaintiff prevail.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



During the year, Scandinavian Re accrued 14,583 for legal expenses in relation to current and expected legal disputes. Legal expenses are recorded as part of general and administrative expenses. The Company has provided capital commitments in connection with various private equity fund limited partnership agreements under which it could be obligated to contribute capital to specified limits upon the occurrence of the events specified in such commitments. The total of all such commitments to private equity firms at December 31, 2003 was approximately 156,815, all of which the Company expects to fund in 2004 and subsequent years.

In support of certain contracts, the Company's banks have issued letters of credit totaling 3,384,269. The Company has pledged 4,119,830 of its assets to collateralize letters of credit and other commitments.

Sirius International has issued guarantees on behalf of Scandinavian Re for 1,084,682. These guarantees were issued on December 22, 2003 and December 30, 2002 respectively.

Sirius International has a long term investment as a stockholder in LUC Holdings (London Underwriting Center). In the stockholders agreement, the stockholders have guaranteed the leases on a joint and several basis. As a consequence the stockholders have funded the shortfall from the operations of LUC. During 1999 to 2001 the funding was 4,377 per stockholder and year. For 2003 the funding was 6,633. Current information indicates that the required funding will increase in the future. The underlying lease commitment expires in 2016. During 2003 additional information indicates that the previous provision for future shortfalls was insufficient. Therefore, a provision was made during 2003 to cover this potential liability and an other than temporary impairment charge of 101,067 has been recorded in investment income.

13. FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair values of financial instruments are based on quoted market prices where available. Fair values of financial instruments for which quoted market prices are not available are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and the estimated amounts and timing of future cash flows. In such instances, the derived fair value estimates cannot be substantiated by comparison to independent markets and are not necessarily indicative of the amounts that could be realized in immediate settlement of the instrument. Certain financial instruments, particularly insurance contracts, are excluded from fair value disclosure requirements.

The methods and assumptions used to estimate the fair value of financial instruments are as follows:

(i) Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values is obtained from independent pricing services. Fair values of fixed maturities are principally a function of current interest rates. Care should be used in evaluating the significance of these estimated market values, which can fluctuate, based on such factors as interest rates, inflation, monetary policy and general economic conditions.

(ii) Fair values of equity securities with active markets are based on quoted market prices. For other equity securities, fair values are estimates of value.

(iii) The carrying value of limited partnership investments accounted for under the equity method, approximates fair value due to the nature of the underlying holdings of the partnerships.

(iv) The carrying value of short-term debt approximates fair value due to the short contractual terms of this debt.

The carrying value of other financial assets including insurance balance receivables, deposits with cedents and accrued investment income approximate their fair value.

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



14. STOCKHOLDER'S EQUITY

The Company and its insurance subsidiaries prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the country or states of domicile (statutory basis). Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in country/state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular country/state. Permitted statutory accounting practices include practices not prescribed by the domiciliary country/state, but allowed by the domiciliary country/state regulatory authority.

The statutory basis stockholders' equity and minimum surplus equity requirement as of December 31, 2003 was as follows:

                                                                                      MINIMUM
                                                                                      SURPLUS
                                   STOCKHOLDER'S EQUITY                              REQUIRED
                                   -----------------------------------------------------------
Sirius International                          6,096,750                               710,264
Sirius Belgium                                   13,018                                   n/a
Sirius America                                  593,862                               259,059
Scandinavian Re                               1,190,531                               575,672
Sirius Ruck                                       2,350                                   n/a
ABB Insurance Holding                           399,713                                   n/a
                                     -------------------                 ---------------------
                                              8,296,224                             1,544,995
                                     ===================                 =====================

Sirius International, held 1,646 at disposal of the General Meeting of Stockholders, which represented the total distributable amount as of December 31, 2003. No dividend is suggested for this year.

In accordance with Swedish regulations, Sirius International holds restricted reserves of 5,322,762, which primarily represents 72% of its untaxed reserves. These restrictions are based on stockholder's equity determined on a Swedish statutory basis. The restricted reserves cannot be paid as dividends. At December 31, 2003, Sirius International is in compliance with these restrictions.

For Scandinavian Re the minimum statutory capital and surplus required under the Bermuda Insurance Act as of December 31, 2003, is 575,672. The Company's actual statutory capital and surplus as of that date is 1,190,531 and accordingly the solvency requirement has been met. The Company requires the approval of the Supervisor of Insurance to pay dividends greater than 15% of statutory capital, or 178,580.

Actual statutory capital and surplus, as determined using statutory accounting principles, is as follows:

Total stockholders' deficit                                                          -679,294
Add: loss reserve discount                                                          1,869,891
Less: non-admitted assets                                                                 -66
                                                                         ---------------------
STATUTORY CAPITAL AND SURPLUS                                                       1,190,531
                                                                         =====================

                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)



Scandinavian Re has received the permission of the Supervisor of Insurance to record its liability for losses and loss expenses on a discounted basis at December 31, 2003 for Bermuda regulatory reporting purposes.

The company is also required to maintain a minimum liquidity ratio, whereby the value of its relevant assets is not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and deposits, quoted investments, accrued investment income and funds withheld and insurance balances receivable. Certain categories of assets do not qualify as relevant assets under statute. The relevant liabilities are total general insurance reserves and total other liabilities.

At December 31, 2003, the company was required to maintain relevant assets of 5,882,758. At that date, relevant assets were approximately 9,034,177 and the minimum liquidity ratio was therefore met.

Sirius America is restricted by Delaware law as to the amount of dividend it may pay without the approval of regulatory authorities. The maximum amount of dividends, which can be paid by the company without prior approval of the Delaware Insurance Commissioner, is subject to restrictions related to statutory policyholders' surplus, net investment income, and dividends declared or distributed during the preceding 12 months. For the company, this limitation at December 31, 2003 is 10% of statutory surplus. Accordingly, the maximum dividend, which can be paid in 2003, is 59,385.

15. RELATED PARTY TRANSACTIONS

On June 26, 2003 the Company borrowed 1,451,080 with the shares in Sirius International as collateral from two commercial banks. The loan was repaid in full on December 15, 2003 and the collateral was released at the same time.

During January 2003 Sirius International Insurance Corporation invested 900,000 in ABB Commercial Papers with a maturity on February 26, 2003. Additional investments in ABB Commercial Papers of 400,000 were made on May 20, 2003. This latter investment matured on October 1, 2003.

Relating to the 2002 results, a Group Contribution was paid on February 19, 2003. Furthermore, a second Group Contribution was paid in January 2004 relating to 2003. The first Group Contribution totals to 110,514 (net of tax 79,570) and the second totals to 325,930 (net of tax 234,670), which was ultimately paid to ABB. In addition, two dividends were paid totaling 1,702,000 and 345,000 respectively. The former dividend is a repayment of a capital contribution paid as a dividend and was issued during the first quarter 2003 while the later was paid in December 2003. Both dividends were paid to ABB.

16. RISK AND UNCERTAINTIES

Sirius' consolidated balance sheet includes a substantial amount of assets and liabilities whose fair values are subject to market risk. The term market risk refers to the risk of loss arising from adverse changes in interest rates and other relevant market rates and prices. Due to Sirius' sizable balances of interest rate sensitive instruments, market risk can have a significant effect on Sirius' consolidated financial position.

INTEREST RATE RISK
Fixed Maturity Portfolio. In connection with the Company's consolidated insurance and reinsurance subsidiaries, Sirius invests in interest rate sensitive securities, primarily debt securities. Sirius' strategy is to purchase fixed maturity investments that are attractively priced in relation to perceived credit risks. Sirius' fixed maturity investments are held as available for sale in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), whereby these investments are carried at fair value on the balance sheet with net unrealized gains or losses reported net of tax in a separate component of common shareholders' equity. Sirius generally manages its interest rate risk associated with its portfolio of fixed maturity investments by monitoring the average duration of the portfolio, which allows Sirius to achieve an adequate yield without subjecting the portfolio to an unreasonable level of interest rate risk.

Sirius' fixed maturity portfolio is comprised of primarily investment grade corporate securities, U.S. government and agency securities, municipal obligations and mortgage-backed securities (e.g., those receiving a rating from the National Association of Insurance Commissioners of 1 or 2). Increases and decreases in prevailing interest rates generally translate into decreases and increases in fair values of fixed maturity investments, respectively. Additionally, fair values of interest rate sensitive instruments may be affected by the credit worthiness of the issuer, prepayment options, relative values of alternative investments, the liquidity of the instrument and other general market conditions.


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                       SIRIUS INSURANCE HOLDING SWEDEN AB
                 Notes to the Consolidated Financial Statements
                      For the Year Ended December 31, 2003
                 (In thousand Swedish krona or otherwise stated)


EQUITY PRICE RISK
The carrying values of Sirius' common equity securities and its other investments are based on quoted market prices or management's estimates of fair value (which is based, in part, on quoted market prices) as of the balance sheet date. Market prices of common equity securities, in general, are subject to fluctuations which could cause the amount to be realized upon sale or exercise of the instruments to differ significantly from the current reported value. The fluctuations may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments, general market conditions and supply and demand imbalances for a particular security.

FOREIGN CURRENCY EXCHANGE RATES
Some of Sirius' assets, liabilities, revenues and expenses are denominated in foreign currencies. Sirius foreign assets and liabilities are valued using year-end exchange rates and its foreign revenues and expenses are valued using average exchange rates. Foreign currency exchange rate risk is the risk that Sirius will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises specifically from Sirius' foreign investment securities, the net assets and operations of Scandinavian Re and Sirius America. Sirius believes that the impact of any changes in foreign currency exchange rates would have a significant effect on its financial statements as Sirius' net assets and operations denominated in foreign currencies are not material.